EXHIBIT 4.2



                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 27, 1998, by and between FOCUS ENHANCEMENTS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and the purchaser (the "Purchaser") set forth on the execution page hereof.

         WHEREAS:

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         B. The Company desires to sell, and the Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, for an aggregate purchase price of Three Million Dollars ($3,000,000) (the "Purchase Price"), (i) a number of shares (the "Common Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), equal to the quotient of (x) the Purchase Price, divided by (y) seventy-five percent (75%) of the average of the closing bid prices for the Common Stock as reported on the Nasdaq SmallCap Market ("SmallCap") by Bloomberg Financial Markets for the five (5) consecutive trading days ending on the trading day immediately preceding the Closing Date (as defined in Section 1(c) hereof); and (ii) warrants, in the form attached hereto as Exhibit A, to acquire a number of shares of Common Stock equal to thirty percent (30%) of the number of Common Shares purchased by the Purchaser hereunder (the "Warrants"). The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares." The Common Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities" and each of them may individually be referred to herein as a "Security."

         C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

         NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

1.       PURCHASE AND SALE OF SECURITIES.

         a. Purchase of Securities. On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Common Shares and the Warrants.

         b. Form of Payment. On the Closing Date, the Purchaser shall pay the Purchase Price by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the Common Shares and Warrants, and the Company shall deliver such certificates and Warrants against delivery of such Purchase Price.

         c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Common Shares and Warrants to the Purchaser pursuant to this Agreement (the "Closing") shall be 12:00 noon, New York City time, on February 27, 1998, subject to a three (3) business day grace period at either party's option, but in any event not later than March 4, 1998, or such other time as may be mutually agreed upon by the Company and the Purchaser (the "Closing Date"). The closing shall occur at the offices of Klehr, Harrison, Harvey, Branzburg & Ellers, 1401 Walnut Street, Philadelphia, Pennsylvania 19102.

2.       PURCHASER'S REPRESENTATIONS AND WARRANTIES.

         The Purchaser represents and warrants to the Company as follows:

         a. Investment Purpose. Purchaser is purchasing the Securities for Purchaser's own account for investment purposes only and not with a present view towards the public sale or distribution thereof. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

         b. Accredited Investor Status. Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

         c. Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of

United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

         d. Information. Purchaser and its counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by Purchaser or its counsel. Purchaser and its counsel have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be satisfactory answers to any such inquiries. In making its decision to purchase the Securities, Purchaser has relied solely upon the information concerning the Company contained in this Agreement, the schedules hereto and the SEC Documents (as defined in Section 3(f) hereof), and no independent inquiry or other investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

         e. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         f. Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless
(a) the resale of the Securities has been registered thereunder; or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) the Securities are sold under Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) the Securities are sold or transferred to an affiliate of Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

         g. Legends. Purchaser understands that the Warrants and, until such time as the Common Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser under Rule 144, the certificates for the Common Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

         The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered, sold, transferred or assigned in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold, transferred or assigned under an available exemption from the registration requirements of those laws.

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act as contemplated by the Registration Rights Agreement; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to counsel to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule
144. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

         h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms.

         i. Short Positions. Neither Purchaser nor any of its affiliates, directly or indirectly, has maintained prior to the execution of this Agreement, has the intention to maintain or will maintain, any short position in any securities of the Company until the Common Shares and Warrant Shares have been registered under the Securities Act.

         j. Residency. Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the execution page hereto executed by Purchaser.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to the Purchaser as follows:

         a. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under the Warrants or the Registration Rights Agreement or (iii) the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, taken as a whole.

         b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Warrants and the Registration Rights Agreement, to issue and sell the Common Shares and Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants; (ii) the execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and Warrants and the issuance and reservation for issuance of the Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors, or its stockholders is required (under Rule 4460(i) promulgated by the National Association of Securities Dealers ("NASD") or otherwise); (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Warrants and the Registration Rights Agreement, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

         c. Capitalization. The capitalization of the Company as of December 31, 1997, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans and the number of shares issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock of the Company is set forth on Schedule 3(c). All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such warrants, options or preferred stock, will be, validly issued, fully paid and non-assessable. No authorized but unissued shares of capital stock of the
Company (including the Common Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on
Schedule 3(c), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Except as set forth on Schedule 3(c), there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement or the Warrants. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

         d. Issuance of Shares. The Common Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability on the holders thereof. The Warrant Shares are duly authorized and reserved for issuance, and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

         e. No Conflicts. The execution, delivery and performance of this Agreement, the Warrants and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Common Shares, Warrants and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or
(ii) except as set forth on Schedule 3(e), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as the Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Warrants or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the SmallCap and does not reasonably anticipate that the Common Stock will be delisted by the SmallCap for the foreseeable future.

         f. SEC Documents, Financial Statements. Except as set forth on Schedule 3(f), since December 31, 1994, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto (except for such financial statements as have been amended and restated in subsequent filings made prior to the date hereof). Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements, (ii) liabilities not required by generally accepted accounting principles ("GAAP") to be disclosed on a balance sheet prepared in accordance with GAAP, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which liabilities and obligations referred to in clauses
(i), (ii) and (iii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

         g. Absence of Certain Changes. Since December 31, 1996, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in
Schedule 3(g) or in the SEC Documents filed prior to the date hereof.

         h. Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to have a Material Adverse Effect. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         i. Intellectual Property. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996. To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles, which alleged pending conflict or alleged infringement, if adversely determined, would result in a Material Adverse Effect. Except as disclosed in the SEC Documents, the termination of the Company's ownership of, or right to use, any single Intangible would not result in a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the

Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

         j. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

         k. Disclosure. All information relating to or concerning the Company set forth in this Agreement is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities.

         l. Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and the Purchaser is "arms-length" and any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a
recommendation  and  is  merely  incidental  to  the  Purchaser's   purchase  of
Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

         m. Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances known to the Company that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement).

         n. No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

         o. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

         p. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Wharton Capital Partners Ltd., whose commission and fees will be paid by the Company.

         q. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(q) or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

         r. Tax Status. Except as set forth on Schedule 3(r), the Company and each of its subsidiaries has made or filed all foreign, federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on Schedule 3(r), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. Except as set forth on Schedule 3(r), none of the Company's tax returns is presently being audited by any taxing authority.

4.       COVENANTS.

         a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and Section 7 of this Agreement.

         b. Form D: Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date.

         c. Reporting Status. So long as the Purchaser beneficially owns any of the Securities, the Company shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

         d. Use of Proceeds. The Company shall use the proceeds from the sale of the Common Shares and Warrants as set forth in Schedule 4(d).

         e. Expenses. At the Closing, the Company shall pay the Purchaser's legal fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby up to a maximum of Fifteen Thousand Dollars ($15,000). Except as otherwise provided herein and in Section 5 of the Registration Rights Agreement, each party hereto shall be responsible for its own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith.

         f. Financial Information. The Company agrees to send the following reports to the Purchaser until the Purchaser transfers, assigns or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, its proxy statements and any Current Reports on Form 8-K; and (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its subsidiaries.

         g. Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith subject to and as otherwise required by the Warrants.

         h. Listing. The Company shall promptly secure the listing of the Common Shares and Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as the Purchaser (or any of its affiliates) owns any Securities, such listing of all Common Shares and all Warrant Shares. The Company will use its best efforts to continue the listing and trading of its Common Stock on the Nasdaq National Market ("NNM"), the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX") or the SmallCap and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and such exchanges, as applicable. The Company shall promptly provide to the Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the SmallCap or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any. The obligations of the Company under this Section 4(h) shall not be imposed on any successor to the Company's obligations under this Agreement in the event that such successor is not a publicly traded entity.

         i. Corporate Existence. So long as the Purchaser (or any of its affiliates) beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the Warrants and the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the exercise in full of all Warrants outstanding as of the date of such transaction.

         j. No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

         k. Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

5.       TRANSFER AGENT INSTRUCTIONS.

         a. The Company shall instruct its transfer agent to issue certificates, registered in the name of the Purchaser or its nominee, for the Common Shares issued at the Closing and the Warrant Shares issuable upon the exercise of the Warrants in such amounts as specified from time to time by the Purchaser to the Company. To the extent and during the periods provided in Section 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

         b. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Common Shares or Warrant Shares prior to registration of the Common Shares and Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the

Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Warrants and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Purchaser's obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

         c. If (i) (A) the Common Shares and Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, or (B) the Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably acceptable to counsel to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or (C) the Purchaser provides the Company with reasonable assurances that such Securities may be sold under Rule 144, and (ii) (A) the Purchaser has delivered to the Company certificates representing the Common Shares and/or Warrant Shares, as applicable, along with a written request for the removal of any restrictive legend set forth thereon or (B) in the case of the exercise by the Purchaser of the Warrants, the Purchaser has complied with the procedures for exercise set forth in Section 3 of the Warrants, the Company shall permit the transfer and, in the case of the Common Shares and Warrant Shares, promptly instruct its transfer agent to issue the Common Shares and/or Warrant Shares, as applicable, in such name and in such denominations as specified by the Purchaser. If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program and the Purchaser has provided the Company with appropriate instructions to effect a DTC Transfer (including the DTC account number of the firm to which such Common Shares and/or Warrant Shares are to be delivered), the Company shall cause its transfer agent to electronically transmit the Common Shares and/or Warrant Shares, as applicable, to the Purchaser or its transferee by crediting the account of the Purchaser or its transferee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Purchaser or its transferee physical certificates representing the Common Shares and/or Warrant Shares, as applicable, which certificates shall not bear any legend restricting transfer of the Common Shares and/or Warrant Shares represented thereby. Further, a Purchaser may instruct the Company to deliver to the Purchaser or its transferee unlegended physical certificates (which certificates shall be in denominations of not less than 50,000 shares) representing the Common Shares and/or Warrant Shares, as applicable, in lieu of delivering such shares by way of DTC Transfer.

         d. If the Company fails (a "Legend Removal Failure") to deliver such unlegended Common Shares and/or Warrant Shares to the Purchaser or its transferee in accordance with Section 5(c) within five (5) business days after the conditions to such delivery have been satisfied (the "Legend Removal
Period"), then the Company shall pay to the Purchaser an amount equal to One Hundred Fifty Dollars ($150.00) per day for each day after the expiration of the Legend Removal Period through and until the date on which the Company issues and delivers unlegended, freely tradeable shares of Common Stock in accordance with
Section 5(c).

         The  payments  to which a holder  shall be  entitled  pursuant  to this
Section 5(d) are referred to herein as "Legend Removal Payments." The Purchaser may elect to receive accrued Legend Removal Payments in cash or to convert all or any portion of such accrued Legend Removal Payments, at any time, into Common Stock at the lowest Market Price in effect during the period beginning on the date of the Legend Removal Failure through the date of conversion of such Legend Removal Payments. In the event the Purchaser elects to take such payment in cash, cash payment will be made by the Company within five (5) days after its receipt of written notice of such election from the Purchaser. In the event the Purchaser elects to convert all or any portion of the Legend Removal Payment into Common Stock, the Purchaser shall provide written notice of such election specifying the amount of such Legend Removal Payment to be converted and the applicable Market Price at which such amount is to be converted. The Company shall deliver the shares of Common Stock issuable upon any such conversion to the Purchaser within five (5) days of its receipt of such written notice from the Purchaser.

         Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to deliver unlegended Common Shares and Warrant Shares pursuant to Section 5(c), and the Purchaser shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

6.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Common Shares and the Warrants to the Purchaser hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

         a.  The  Purchaser   shall  have   executed  this   Agreement  and  the
Registration Rights Agreement, and delivered the same to the Company.

         b. The Purchaser shall have delivered the Purchase Price in accordance with Section 1(b) above.

         c. The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

         d. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7.       CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE.

         The obligation of the Purchaser hereunder to purchase the Common Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

         a. The Company shall have executed this Agreement, the Warrants and the Registration Rights Agreement, and delivered the same to the Purchaser.

         b. The Company shall have delivered to the Purchaser duly executed Warrants and certificates (in such denominations as the Purchaser shall request) representing the Common Shares being so purchased by the Purchaser in accordance with Section 1(b) above.

         c. The Common Stock shall be authorized for quotation and listed on the SmallCap and trading in the Common Stock (or the SmallCap generally) shall not have been suspended by the SEC or the SmallCap.

         d. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by the Purchaser.

         e. No litigation, statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of any of the transactions contemplated by this Agreement.

         f. The Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit C attached hereto.

         g. There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, since the date hereof, and no information, of which the Purchaser is not currently aware, shall come to the attention of the Purchaser that is materially adverse to the Company.

8.       GOVERNING LAW; MISCELLANEOUS.

         a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Purchaser irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Purchaser irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and the Purchaser further agree that service of process mailed by first class mail shall be deemed in every respect effective service of process in any such suit or proceeding. Nothing herein shall affect the right of the Company or the Purchaser to serve process in any other manner permitted by law. The Company and the Purchaser agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page to be physically delivered to the other party within five (5) days of the execution hereof.

         c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser.

         f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                      If to the Company:

                      Focus Enhancements, Inc.
                      142 North Road
                      Sudbury, MA  01776
                      Telecopy: (978) 371-8471
                      Attn: Chief Financial Officer

                      with a copy simultaneously transmitted by like means to:

                      Sullivan & Worcester LLP
                      One Post Office Square
                      Boston, MA  02109
                      Telecopy:  (617) 338-2880
                      Attn:  John Piccione, Esq.


         If to the Purchaser, to such address set forth under the Purchaser's name on the execution page hereto executed by the Purchaser.

         Each party shall provide notice to the other parties of any change in address.

         g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor the Purchaser shall assign this Agreement, the Registration Rights Agreement or the Warrants or any rights or obligations hereunder or thereunder. Notwithstanding the foregoing, the Purchaser may assign its rights hereunder to any of its "affiliates" (as that term is defined under the Exchange Act) who are Accredited Investors without the consent of the Company (provided such assignees agree to be bound by all of the terms and conditions hereof), or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit the Purchaser's right to transfer the Securities pursuant to the terms of this Agreement, the Warrants and the Registration Rights Agreement or to assign the Purchaser's rights hereunder and/or thereunder to any such transferee.

         h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         i. Survival. The representations, warranties, agreements and covenants of the Company set forth in Sections 3, 4, 5 and 8 hereof shall survive the Closing hereunder notwithstanding any investigation conducted by or on behalf of the Purchaser, and the representations and warranties of the Purchaser set forth in Sections 2 and 5 hereof shall survive the Closing hereunder notwithstanding any investigation conducted by or on behalf of the Company. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchaser may have under applicable federal or state securities laws and none of the representations and warranties made by the Purchaser herein shall act as a waiver of any rights or remedies the Company may have under applicable federal or state securities laws. The Company agrees to indemnify and hold harmless the Purchaser and each of the Purchaser's officers, directors, employees, partners, members, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of reasonable expenses as they are incurred. The Purchaser agrees to indemnify and hold harmless the Company and each of its officers, directors, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Purchaser of any of its representations or warranties set forth herein, including advancement of reasonable expenses as they are incurred.

         j. Publicity. The Company and the Purchaser shall have the right to review before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior review of the Purchaser, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

         k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         l. Termination. In the event that the Closing Date shall not have occurred on or before March 4, 1998, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

         m.       [Intentionally omitted.]

         n. Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


FOCUS ENHANCEMENTS, INC.

    By: /s/ Thomas L. Massie
    Name: Thomas L. Massie
    Title: Chief Executive Officer

PURCHASER:

JNC OPPORTUNITY FUND LTD.


By: /s/ T. Davis
      Name: T. Davis
      Title: Director

RESIDENCE:        Cayman Islands

ADDRESS:
                  Olympia Capital (Cayman) Ltd.
                  c/o Olympia Capital (Bermuda) Ltd.
                  Williams House
                  20 Reid Street
                  Hamilton HM11
                  Bermuda
                  Telecopy:  (441) 295-2305
                  Attention: Thomas Davis

with copies of all notices to:

                  Encore Capital Management, L.L.C.
                  12007 Sunrise Valley Drive
                  Suite 460
                  Reston, VA  20191
                  Telecopy:  (703) 476-7711
                  Attention:  Neil T. Chau